Exhibit 10.13
FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY (this “Amendment”) made as of the 21st day of October, 2022, by and among MODIV OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), MODIV INC., a Maryland corporation (“REIT”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (KeyBank and such Lenders hereinafter referred to collectively as the “Lenders”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and the Lenders entered into that certain Credit Agreement dated as of January 18, 2022 (the “Credit Agreement”); and
WHEREAS, the Guarantors executed and delivered that certain Unconditional Guaranty of Payment and Performance dated as of January 18, 2022 in favor of Agent and the Lenders (the “Guaranty”), or became a party thereto pursuant to a Joinder Agreement; and
WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and
WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
2.Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:
(a)By deleting in their entirety the definitions of “Debt Service Coverage Amount”, “Revolving Credit Commitment”, “Revolving Credit Commitment”, “Term Loan Commitment”, “Total Commitment”, “Total Revolving Credit Commitment” and “Total Term Loan Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:
“Debt Service Coverage Amount. At any date of determination, an amount equal to the maximum principal loan amount outstanding (a) having an interest rate equal to the greatest of (i) a rate per annum equal to the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus one hundred seventy-five (175) basis points (1.75%), (ii) a rate per annum equal to six percent (6.00%), and (iii) the highest per annum interest rate being paid at the time of such determination hereunder, and (b) being amortized over a thirty (30) year period, which would be payable by the monthly principal and interest payment amount resulting from dividing (x) Adjusted Pro Forma Net Operating Income from the Borrowing Base Properties divided by (A) at all times prior to the calendar quarter ending December 31, 2023, 1.40, and (B) from and after the calendar quarter ending December 31, 2023, 1.50, by (y) 12. Attached hereto as Schedule 9 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent demonstrable error.”;
“Revolving Credit Commitment. With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Lender’s Revolving Credit Commitment to make or maintain Revolving Credit Loans (other than Swing Loans) to the Borrower, to participate in Letters of Credit for the account of the Borrower, and to participate in Swing Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement and after giving effect to any assignments made pursuant to the terms hereof. As of October 21, 2022, the aggregate Revolving Credit Commitment of all of the Revolving Credit Lenders is One Hundred Fifty Million and No/100 Dollars ($150,000,000.00). The Revolving Credit Commitment may increase in accordance with §2.11.”;
“Term Loan Commitment. As to each Term Loan Lender, the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time Outstanding to the Borrower. As of October 21, 2022, the aggregate Term Loan Commitment of all of the Term Loan Lenders is Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00). The Term Loan Commitment may increase in accordance with §2.11.”;
“Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of October 21, 2022, the Total Commitment is Four Hundred Million and No/100 Dollars ($400,000,000.00). The Total Commitment may increase in accordance with §2.11.”;
“Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Revolving Credit Lenders, as in effect from time to time. As of October 21, 2022, the Total Revolving Credit Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,000.00). The Total Revolving Credit Commitment may increase in accordance with §2.11.”;
“Total Term Loan Commitment. The sum of the Term Loan Commitments of the Term Loan Lenders, as in effect from time to time. As of October 21, 2022, the Total Term Loan Commitment is Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00). The Total Term Loan Commitment may increase in accordance with §2.11.”;
(b)By inserting the following new definition into §1.1 of the Credit Agreement in the appropriate alphabetical order:
“Industrial Portfolio Acquisition. The acquisition by a Wholly-Owned Subsidiary of Borrower of a net lease industrial portfolio of up to twenty-

two (22) properties totaling up to 2,864,006 square feet, as more particularly described in that certain Exclusive Offering Memorandum by CBRE, Inc. provided by Borrower to Agent.”;
(c)By deleting in their entirety the words “and with respect to any increase of the Term Loans on the applicable Commitment Increase Date (i) with respect to any existing Term Loan Lender, the amount by which such Term Loan Lender’s Term Loan Commitment increases on the applicable Commitment Increase Date and with respect to any new Term Loan Lender, the amount of such new Lender’s Term Loan Commitment” appearing in the first (1st) sentence of §2.2(a) and inserting in lieu thereof the following:
“and with respect to any additional Term Loans made as a result of any increase in the Total Term Loan Commitment (whether made on the applicable Commitment Increase Date or on a subsequent Drawdown Date as agreed upon by the Term Loan Lenders participating in such increase), the lesser of (i) with respect to any existing Term Loan Lender, the amount by which such Term Loan Lender’s Term Loan Commitment increases on the applicable Commitment Increase Date and with respect to any new Term Loan Lender, the amount of such new Lender’s Term Loan Commitment (or, in each case, with respect to any such increase of the Term Loans that may be borrowed on a delayed draw basis, on the applicable Drawdown Date)” ;
(d)By deleting in its entirety the third (3rd) sentence of §2.2(a) and inserting in lieu thereof the following new sentence:
“In addition, any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11 shall be made on the applicable Commitment Increase Date (or with respect to any such increase of the Total Term Loan Commitment that may be borrowed on a delayed draw basis, on the applicable Drawdown Date within the delayed draw period agreed upon by the Term Loan Lenders participating in such increase) and the amount of the Term Loans requested on such applicable Drawdown Date shall be, subject to the terms of this Agreement, not less than $10,000,000.00 and increments of $5,000,000.00 in excess thereof.”;
(e)By deleting in its entirety the number “$500,000,000.00” appearing in the first (1st) sentence of §2.11(a) of the Credit Agreement, and inserting in lieu thereof the number “$750,000,000.00”;
(f)deleting in its entirety §7.19(a)(v) of the Credit Agreement, and inserting in lieu thereof the following:
“(v)     (X) prior to the consummation of the Industrial Portfolio Acquisition, at least thirty percent (30.0%) of the aggregate Net Operating Income of the Borrowing Base Properties shall be attributable to Investment Grade Tenants, provided that any shortfall to such requirement shall not result in any Borrowing Base Property not being included in the calculation of Borrowing Base Availability, but the Net Operating Income attributable to Borrowing Base Properties not leased to Investment Grade Tenants shall instead be reduced such that, after giving effect to such reduction, at least thirty percent (30.0%) of the aggregate Net Operating Income of the Borrowing Base Properties shall be attributable to Investment Grade Tenants and a proportional amount of the Acquisition Cost and the NAV Valuation of the such Borrowing Base Properties shall be similarly excluded, as applicable, for purpose of calculating Borrowing Base Value and Borrowing Base Availability, and (Y) from and after the consummation of the Industrial Acquisition, at least seventy percent (70.0%) of the Borrowing Base Value shall be attributable to industrial properties (which for purposes of this clause (v) shall include, without limitation, warehouse, light manufacturing, research and development and flex properties), provided that any shortfall to such requirement shall not result in any Borrowing Base Property being excluded from the calculation of Borrowing Base Availability, but the Borrowing Base Availability attributable to Borrowing Base Properties that are not industrial properties shall instead be reduced such that, after giving effect to such reduction, at least seventy percent (70.0%) of the Borrowing Base Value shall be attributable to industrial properties;”;
(g)By modifying §7.19(a) of the Credit Agreement by (i) deleting the word “and” appearing at the end of §7.19(a)(x) of the Credit Agreement, (ii) deleting the period appearing at the end of §7.19(a)(xi) of the Credit Agreement and inserting “; and” in lieu thereof, and (iii) inserting the following new §7.19(a)(x)(ii) into the Credit Agreement:
“(xii)     the Borrowing Base Properties included in the calculation of the Borrowing Base Availability shall at all times have on a collective basis for all such Eligible Real Estate a weighted average remaining lease term (calculated by weighting the remaining lease term of such Eligible Real Estate (without regard to any extension options at the tenant’s discretion) by the Net Operating Income attributable to such Eligible Real Estate) of not less than seven (7) years.”;
(h)By inserting the following sentence at the end of §7.19(a) of the Credit Agreement:
“The Industrial Portfolio Acquisition and the inclusion of the Eligible Real Estate acquired by a Wholly-Owned Subsidiary of Borrower in connection therewith as Borrowing Base Properties are approved by the Lenders, in each case, subject to continued compliance with the terms and conditions of this Agreement applicable to Borrowing Base Properties that are included in the calculation of Borrowing Base Availability.”;
(i)By inserting the following sentence at the end of §8.7(a) of the Credit Agreement:
“Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or would result therefrom, REIT may, and the Borrower may make Distributions to allow REIT to, make payments for share repurchases of the REIT’s publicly listed Class C Common Stock consummated in calendar year 2022 in an aggregate amount not to exceed $10,000,000.00, and such payments shall be excluded from the calculation of the covenant set forth in the foregoing sentence.”; and
(j)By deleting in its entirety Schedule 1.1 attached to the Credit Agreement and inserting in lieu thereof Schedule 1.1 attached to this Amendment and made a part hereof.
3.Amendment of Guaranty. Agent and Guarantors do hereby modify and amend the Guaranty as follows:

(a)By deleting in its entirety Paragraph (a) of the Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:
“(a)    the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of (i) the Revolving Credit Notes made by Borrower to the order of the Revolving Credit Lenders in the aggregate principal face amount of up to One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), (ii) the Term Loan Notes made by Borrower to the order of the Term Loan Lenders in the original principal face amount of up to Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00), and (iii) the Swing Loan Note made by Borrower to the order of Swing Loan Lender in the principal face amount of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00), together with interest as provided in the Revolving Credit Notes, the Term Loan Notes and Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”; and
(b)By deleting the figure “$500,000,000.00” appearing in paragraph (g) of the Guaranty, appearing on page 2 thereof, and inserting in lieu thereof the number “$750,000,000.00.”
4.Commitment Increase.
(a)Borrower and Guarantors hereby acknowledge and agree that as of the Effective Date (as hereinafter defined) and following satisfaction of all conditions thereto as provided herein, the amount of each Revolving Credit Lender’s Revolving Credit Commitment and each Term Loan Lender’s Term Loan Commitment, as applicable, shall be the amount set forth on Schedule 1.1 attached hereto (the respective amounts by which the Total Revolving Credit Commitment and the Total Term Loan Commitment are being increased hereby being referred to herein collectively as the “Commitment Increase”). In connection with the Commitment Increase, (i) each Revolving Credit Lender which is increasing its Revolving Credit Commitment shall be issued a new Revolving Credit Note in the principal face amount of its Revolving Credit Commitment, which will be a “Revolving Credit Note” under the Credit Agreement, and (ii) each Term Loan Lender which is increasing its Term Loan Commitment shall be issued a new Term Loan Note in the principal face amount of its Term Loan Commitment, which will be a “Term Loan Note” under the Credit Agreement, and each such increasing Lender will promptly after receipt of such new Revolving Credit Note and/or Term Loan Note, as the case may be, return to Borrower its existing Revolving Credit Note and/or Term Loan Note, as the case may be, marked “Replaced.”
(b)On the Effective Date, the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Revolving Credit Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Revolving Credit Lender shall be equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the outstanding principal amount of all Revolving Credit Loans. The participation interests of the Revolving Credit Lenders in Swing Loans and Letters of Credit shall be similarly adjusted. Each of those Revolving Credit Lenders whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Credit Lenders whose Revolving Credit Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans, as necessary to accomplish the required reallocation of the outstanding principal balance of the Revolving Credit Loans.

(c)Subject to the terms and conditions of the Credit Agreement (as amended hereby), the Term Loan Lenders whose Term Loan Commitments are increasing on the Effective Date (the “Increasing Term Loan Lenders”) shall severally and not jointly lend to the Borrower, and the Borrower may borrow from time to time up to a maximum of two (2) times, but only during the period beginning on the Effective Date and ending on the date that is sixty (60) days after the Effective Date (the “Term Loan Increase Commitment Period”), upon notice by the Borrower to the Agent given in accordance with §2.7(b) of the Credit Agreement, such sums as are requested by the Borrower for the purposes set forth in §2.9 of the Credit Agreement up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) with respect to each Increasing Term Loan Lender, the amount by which such Increasing Term Loan Lender’s Term Loan Commitment is increased on the Effective Date, and (ii) such Increasing Term Loan Lender’s Term Loan Commitment Percentage of the sum of (A) the Borrowing Base Availability minus (B) the sum of (1) the principal amount of all outstanding Revolving Credit Loans, Term Loans and Swing Loans, plus (2) the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Loans, Term Loans (after giving effect to all amounts requested), Swing Loans and Letter of Credit Liabilities shall not at any time (X) exceed the lesser of (A) Borrowing Base Availability and (B) the Total Commitment or (Y) cause a violation of the covenants set forth in §7.19 or §9.1 of the Credit Agreement, nor shall the outstanding principal amount of the Term Loans (after giving effect to all amounts requested) exceed the Total Term Loan Commitment (after giving effect to the Commitment Increase). Borrower shall not have the right to draw down any Term Loans in respect of the Commitment Increase after the Term Loan Increase Commitment Period has expired, and the amount of any Term Loan requested during the Term Loan Increase Commitment Period shall be, subject to the terms of the Credit Agreement, not less than $10,000,000.00 and increments of $5,000,000.00 in excess thereof.
5.References to Loan Documents. All references in the Loan Documents to the Credit Agreement and the Guaranty shall be deemed a reference to the Credit Agreement and the Guaranty as modified and amended herein.
6.Consent and Acknowledgment of Borrower and Guarantors. By execution of this Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement and the Guaranty as set forth herein and any other agreements or instruments executed in connection herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement and the Guaranty, as modified and amended herein, and the other Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement and the other Loan Documents as modified and amended herein, and (c) that the execution and delivery of this Amendment and any other agreements or instruments executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.
7.Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:
(a)Authorization. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or any

Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or any Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, Borrower or any Guarantor or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or any Guarantor and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.
(b)Enforceability. This Amendment and any other agreements or instruments executed in connection herewith to which Borrower or any Guarantor is a party are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)Approvals. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of, or any filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and filings after the date hereof of disclosures with the SEC.
(d)Reaffirmation of Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is true and correct in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that, with respect to any representation or warranty which by its terms is made as of a specified date, such representation or warranty is reaffirmed hereby only as of such specified date). To the extent that any of the representations and warranties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in this paragraph shall not apply with respect to any such representations and warranties.
8.No Default. By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are, and will be immediately after giving effect to the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith, in compliance with all covenants under the Loan Documents, and that no Default or Event of Default has occurred and is continuing.
9.Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

10.Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the Guaranty as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.
11.Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:
(a)the execution and delivery of this Amendment by Borrower, Guarantors, Agent, each of the Lenders participating in the Commitment Increase and the Required Lenders;
(b)the delivery to Agent of an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;
(c)the delivery to Agent of a Revolving Credit Note duly executed by the Borrower in favor of each Revolving Credit Lender whose Revolving Credit Commitment is increasing in the amount set forth next to such Revolving Credit Lender’s name on Schedule 1.1 attached hereto;
(d)the delivery to Agent of a Term Loan Note duly executed by the Borrower in favor of each Term Loan Lender whose Term Loan Commitment is increasing in the amount set forth next to such Term Loan Lender’s name on Schedule 1.1 attached hereto;
(e)receipt by Agent of evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment and the Commitment Increase;
(f)receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request;
(g)delivery to Agent of (i) a Borrowing Base Certificate and (ii) a Compliance Certificate evidencing compliance with the covenants described in §9 of the Credit Agreement (as amended hereby) and the other covenants described in such Compliance Certificate, each adjusted to give pro forma effect to the advance of any Loans to be made on or about the date thereof; and
(h)The Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment.
12.Amendment as Loan Document. This Amendment shall constitute a Loan Document.
13.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
14.Electronic Signatures. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other

Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of the Borrower or Guarantors, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.
15.MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
[Signatures Begin On Next Page]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment under seal as of the day and year first above written.
BORROWER:

MODIV OPERATING PARTNERSHIP, LP, a Delaware limited partnership
By: Modiv Inc., a Maryland corporation, its general partner

By: /s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Chief Financial Officer

REIT:

MODIV INC., a Maryland corporation

    By: /s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Chief Financial Officer

[Signatures Continue on Following Page]

KeyBank/Modiv – Signature Page to First Amendment to Credit Agreement and Guaranty

SUBSIDIARY GUARANTORS

RU WAG SANTA MARIA, LLC;
RU L3 CARLSBAD, LLC;
RU GAP ROCKLIN, LLC;
RU DG BIG SPRING, LLC;
RU ITW SKY PARK, LLC;
RU DT MORROW GA, LLC;
RU PRE K SAN ANTONIO, LLC;
RU GSA VACAVILLE, LLC;
RU PMI SAN CARLOS, LLC;
RU DG BAKERSFIELD, LLC;
MODIV ARROW ARCHBOLD OH LLC;
MODIV RC 19110 STONE OAK PKWY SAN ANTONIO TX LLC;
RU FAIRVIEW DRIVE DEKALB IL, LLC;
RU ELM HILL PIKE NASHVILLE TN, LLC;
RU 6877-6971 WEST FRYE ROAD CHANDLER AZ, LLC;
RU 8825 STATESVILLE ROAD CHARLOTTE NC, LLC;
RU EXP MAITLAND FL, LLC;
RU NG MELBOURNE FL, LLC;
RU NG PARCEL MELBOURNE FL, LLC;
RU DG OHPAME6, LLC;
RU LEVINS SACRAMENTO, LLC;
MDV TROPHY CARSON CA LLC;
MDV LINPRE 8, LLC;
MDV OF SAINT PAUL MN LLC;
MDV TRINITY 4, LLC;
MDV UPSTATE NY, LLC,
each a California limited liability company

By:    MODIV OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: MODIV INC., a Maryland corporation, its general partner

By: /s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Chief Financial Officer

[Signatures Continue on Following Page]

MDV 1031, LLC,
an Ohio limited liability company

By:    MODIV OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its sole member

By: MODIV INC., a Maryland corporation, its general partner
KeyBank/Modiv – Signature Page to First Amendment to Credit Agreement and Guaranty

By: /s/ RAYMOND J. PACINI
Name: Raymond J. Pacini
Title: Chief Financial Officer

[Signatures Continue on Following Page]

KeyBank/Modiv – Signature Page to First Amendment to Credit Agreement and Guaranty

AGENT AND LENDERS KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent By: /s/ THOMAS Z. SCHMITT Name: Thomas Z. Schmitt Title: Vice President (SEAL)
BMO HARRIS BANK N.A., as a Lender By: /s/ JONAS ROBINSON Name: Jonas Robinson Title: Director (SEAL)
TRUIST BANK, as a Lender By: /s/ RYAN ALMOND Name: Ryan Almond Title: Director (SEAL)
THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ ERIN L. MAHON Name: Erin L. Mahon Title: Assistant Vice President (SEAL)

[Signatures Continue on Following Page]

KeyBank/Modiv – Signature Page to First Amendment to Credit Agreement and Guaranty

SYNOVUS BANK, as a Lender By: /s/ ZACHARY BRAUN Name: Zachary Braun Title: Corporate Banker (SEAL)
S&T BANK, as a Lender By: /s/ SEAN APICELLA Name: Sean Apicella Title: Senior Vice President (SEAL)
FIRST FINANCIAL BANK, as a Lender By: /s/ JOHN WILGUS Name: John Wilgus Title: Senior Vice President (SEAL)

KeyBank/Modiv – Signature Page to First Amendment to Credit Agreement and Guaranty

SCHEDULE 1.1
LENDERS AND COMMITMENTS
REVOLVING CREDIT COMMITMENT

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attn: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$36,500,000.00	24.333333333333%
Truist Bank 303 Peachtree Street, NE, 22nd Floor Atlanta, GA 30308 Attn: Ryan Almond Telephone: 404-813-1352	$35,666,667.00	23.777778000000%
The Huntington National Bank 222 North LaSalle Street, Suite 1200 CHI-902 Chicago, IL 60601 Attn: Joe White Telephone: 708-273-8690	$31,500,000.00	21.000000000000%
BMO Harris Bank N.A. 115 South LaSalle Street, 36th Floor Chicago, IL 60603 Attn: Jonas Robinson Telephone: 312-461-3031	$19,000,000.00	12.666666666667%
Synovus Bank 3400 Overton Park Drive, Floor 5 Atlanta, GA 30339 Attn: Zachary Braun Telephone: 678-302-1183	$12,000,000.00	8.000000000000%
First Financial Bank 255 East 5th Street, Suite 800 Cincinnati, OH 45202 Attn: Jamie Schmitz Telephone: 513-989-5888	$9,333,333.00	6.222222000000%
S&T Bank 491 N. Cleveland Massillon Road Akron, OH 44333 Attn: Jeff Srp Telephone: 330-664-2908	$6,000,000.00	4.000000000000%
TOTAL	$150,000,000.00	100%
* Percentages may not add up to 100% due to rounding.
Schedule 1.1 – Page 1

TERM LOAN COMMITMENT

Name and Address	Term Loan Commitment	Term Loan Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attn: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$63,500,000.00	25.400000000000%
Truist Bank 303 Peachtree Street, NE, 22nd Floor Atlanta, GA 30308 Attn: Ryan Almond Telephone: 404-813-1352	$61,833,333.00	24.733333200000%
The Huntington National Bank 222 North LaSalle Street, Suite 1200 CHI-902 Chicago, IL 60601 Attn: Joe White Telephone: 708-273-8690	$53,500,000.00	21.400000000000%
BMO Harris Bank N.A. 115 South LaSalle Street, 36th Floor Chicago, IL 60603 Attn: Jonas Robinson Telephone: 312-461-3031	$28,500,000.00	11.400000000000%
Synovus Bank 3400 Overton Park Drive, Floor 5 Atlanta, GA 30339 Attn: Zachary Braun Telephone: 678-302-1183	$18,000,000.00	7.200000000000%
First Financial Bank 255 East 5th Street, Suite 800 Cincinnati, OH 45202 Attn: Jamie Schmitz Telephone: 513-989-5888	$15,666,667.00	6.266666800000%
S&T Bank 491 N. Cleveland Massillon Road Akron, OH 44333 Attn: Jeff Srp Telephone: 330-664-2908	$9,000,000.00	3.600000000000%
TOTAL	$250,000,000.00	100%
* Percentages may not add up to 100% due to rounding.

Schedule 1.1 – Page 2

TOTAL COMMITMENT

Name and Address	Total Commitment	Total Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attn: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$100,000,000.00	25.000000000000%
Truist Bank 303 Peachtree Street, NE, 22nd Floor Atlanta, GA 30308 Attn: Ryan Almond Telephone: 404-813-1352	$97,500,000.00	24.375000000000%
The Huntington National Bank 222 North LaSalle Street, Suite 1200 CHI-902 Chicago, IL 60601 Attn: Joe White Telephone: 708-273-8690	$85,000,000.00	21.250000000000%
BMO Harris Bank N.A. 115 South LaSalle Street, 36th Floor Chicago, IL 60603 Attn: Jonas Robinson Telephone: 312-461-3031	$47,500,000.00	11.875000000000%
Synovus Bank 3400 Overton Park Drive, Floor 5 Atlanta, GA 30339 Attn: Zachary Braun Telephone: 678-302-1183	$30,000,000.00	7.500000000000%
First Financial Bank 255 East 5th Street, Suite 800 Cincinnati, OH 45202 Attn: Jamie Schmitz Telephone: 513-989-5888	$25,000,000.00	6.250000000000%
S&T Bank 491 N. Cleveland Massillon Road Akron, OH 44333 Attn: Jeff Srp Telephone: 330-664-2908	$15,000,000.00	3.750000000000%
TOTAL	$400,000,000.00	100%
* Percentages may not add up to 100% due to rounding.

Schedule 1.1 – Page 3